Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF AMERICAN MEDIA, INC.

American Media, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as from time to time amended, (the "DGCL"), hereby certifies as follows:

A.
The present name of the Corporation is American Media, Inc., and the date of filing the original Certificate of Incorporation with the Secretary of the State of the State of Delaware was June 19, 1990, under the name GP Group Holdings, Inc. The Corporation subsequently changed its name to American Media, Inc.

B.	This Amended and Restated Certificate of Incorporation of the Corporation was duly adopted pursuant to Sections 242 and 245 of the DGCL.

C.	The Certificate of incorporation of the Corporation, as amended hereby, shall, upon effectiveness hereof read in its entirety as follows:

FIRST
NAME

The name of the Corporation is "American Media, Inc."

SECOND
REGISTERED AGENT

The registered office of the Corporation within the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington 19801, County of New Castle. The registered agent of the Corporation within the State of Delaware is The Corporation Trust Company, the business office of which is identical to the registered office of the Corporation.

THIRD
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

FOURTH
CAPITALIZATION

The total number of shares of capital stock which the Corporation shall have authority to issue is 100 shares of common stock, par value $0.0001 per share (the "Common Stock").

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding, plus the number of shares of Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Common Stock) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

The statement of the powers, preferences and rights and the qualifications, limitations or restrictions of the shares of is as follows:

1. Equal Rights. All shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same powers, rights, and preferences and shall be subject to the same limitations, qualifications and restrictions.

2. Voting. At each annual or special meeting of stockholders, each holder of Common Stock shall be entitled to one (l) vote in person or by proxy for each share of Common Stock held of record standing in such holder's name on the stock transfer records of the Corporation in connection with the election of directors and all other actions submitted to a vote of holders of Common Stock.

3. Dividends and Other Distributions. The record holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock, evidences of indebtedness or property of the Corporation as may be declared thereon by the Corporation's Board of Directors (the "Board of Directors") out of assets and funds legally available therefor and shall share equally on a per share basis in such dividends and other distributions.

4. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the record holders of Common Stock shall be entitled to participate pro rata in all distributions to holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

FIFTH
DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Unless and except to the extent that the Corporation's By-Laws, as the same may be amended or restated from time to time (the "By-Laws"), shall so require, the election of directors need not be by written ballot.

2. Election of Directors; Voting.

(a) The number of directors constituting the Board of Directors shall initially be four (4). Thereafter, the number of directors constituting the Board of Directors may be determined from time to time by resolution of the Board of Directors, but no decrease in such number shall have the effect of shortening the term of any incumbent director.

(b) A director shall hold office until the next annual meeting and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal from office. A director may resign at any time upon notice to the Corporation.

3. Exculpation. To the fullest extent that the DGCL or any other law of the State of Delaware as the same exists or is hereafter amended permits the limitation or elimination of the liability of directors, no person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

SIXTH
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article SIXTH.

SEVENTH
CORPORATE OPPORTUNITIES

1. In recognition and anticipation that (i) stockholders (other than stockholders who are employees of the Corporation or any of its Subsidiaries), their Affiliates and their respective directors, principals, officers, employees and/or other representatives may now engage, may continue to engage, or may, in the future, decide to engage, in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (ii) members of the Board of Directors who are not employees of the Corporation ("Non-Employee Directors") and their respective Affiliates may now engage, may continue to engage, or may, in the future, decide to engage, in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article SEVENTH are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith. Solely for the purposes of this Article SEVENTH, "Affiliate" shall mean (A) in respect of any specified person (other than the Corporation), any other person that, directly or indirectly, is controlled by, controls or is under common control with such specified person and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing, (B) in respect of a Non-Employee Director, such Non-Employee Director's employer and its Affiliates and any person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (C) in respect of the Corporation, any person that, directly or indirectly, is controlled by the Corporation.

2. Except as specifically provided in Section 4 to this Article SEVENTH, none of (i) the stockholders (other than stockholders who are employees of the Corporation or any of its Subsidiaries) or any of their Affiliates or (ii) any Non-Employee Director or any of his or her Affiliates (the persons identified in (i) and (ii) above being referred to, collectively, as "Identified Person" and, individually, as an "Identified Person") shall have any duty to refrain, directly or indirectly, from (A) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation, (B) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage, or which is otherwise in competition with the Corporation, (C) doing business with any client or customer of the Corporation and (D) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for both an Identified Person and the Corporation or any of its Affiliates, expect as specifically provided in Section 4 to this Article SEVENTH.

3. Except as specifically provided in Section 4 to this Article SEVENTH, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for itself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself or himself, or offers such corporate opportunity to another person.

4. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation and the provisions of Sections 1, 2 and 3 of this Article SEVENTH shall not apply to any such opportunity.

EIGHTH
SECTION 203

The Corporation elects not to be governed by Section 203 of the DGCL.

NINTH
SEVERABILITY

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of lncorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

TENTH
BY-LAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-Laws of the Corporation. The By-Laws also may be adopted, amended, altered or repealed by the stockholders.

ELEVENTH
FORUM SELECTION

Unless the Corporation consents in writing to the selection of alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of consent to the provision of this Article ELEVENTH.

TWELFTH
DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

1. "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof.

2. "Business Day" means any day except a Saturday, a Sunday or any other day on which commercial banks are not required by law to be closed in New York, New York.

3. "Control" means, (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting Securities, by contract or otherwise.

4. "Person" shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any domestic or foreign government or political subdivision thereof, whether on a Federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

5. "Securities" means "securities" as defined in Section 2( I) of the Securities Act and includes, with respect to any Person, such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock.

6. "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

7. "Subsidiaries" means, at any time, with respect to any Person (the "Subject Person"), any other Person of which either (a) fifty percent (50.0%) or more of the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions or (b) fifty percent (50.0%) or more of an interest in the profits or capital of such Person, in each case, are at the time owned or Controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person.

8. "Transfer" of Securities shall be construed broadly and shall include any direct or indirect issuance (other than issuance of Securities by the Corporation), sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise.

IN WITNESS WHEREOF, American Media, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer, on the 18th day of November, 2014.

AMERICAN MEDIA, INC.

By:	/s/ Eric S. Klee
Name: Eric S. Klee
Title: Senior Vice President, Secretary and General Counsel